EXHIBIT 11.7
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                     EXFO ELECTRO-OPTICAL ENGINEERING INC.
                              (THE "CORPORATION")

                       HUMAN RESOURCES COMMITTEE CHARTER
                               (THE "COMMITTEE")

THIS HUMAN RESOURCES COMMITTEE CHARTER INTEGRATES THE COMPENSATION COMMITTEE CHARTER AND THE NOMINATING AND GOVERNANCE COMMITTEE CHARTER.

I.    PURPOSE

One primary objective of the Committee is to discharge the Board's responsibilities relating to compensation and, if applicable, the terms of employment of the Corporation's executive officers. For this purpose, compensation shall include the review and recommendations to the Board of Directors which may concern:

      o   annual base salary;

      o   annual incentive opportunity;

      o   stock option, RSU,s or DSU's or other equity participation plans;

      o short term and long-term incentive compensation programs for all employees, including the performance goals for eligibility to participate in such programs and the apportionment of compensation among salary and short-term and long-term incentive compensation.

      o   the  terms of  employment  agreements,  severance  arrangements,  and
          change  in  control  agreements,   in  each  case  as,  when  and  if
          appropriate;

      o   any special or supplemental benefits; and

      o any other payments that are deemed compensation under applicable SEC rule

Another objective of the Committee is to assist the Board by (a) identifying individuals qualified to become Board members, and recommending that the Board select, the director nominees for the next annual meeting of shareholders; and
(b) developing and recommending to the Board a set of corporate governance guidelines applicable to the Corporation.


II.   ORGANIZATION

      o The Board shall elect annually from among its members a committee to be known as the Human Resources Committee which shall consist of a minimum of three (3) independent directors, each of whom shall satisfy the applicable independence requirements of the Nasdaq and any other regulatory requirements. A majority of the Members shall be


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          resident  Canadians.  At least one member of the Committee shall have experience in matters relating to executive compensation either as a professional or as a business executive.

      o No business may be transacted by the Committee except at a meeting of its members at which a quorum of the Committee is present (in person or by means of telephone conference) or by a resolution in writing signed by all of the members of the Committee. A majority of the members of the Committee shall constitute a quorum.

      o Each member of the Committee shall hold such office until the next annual meeting of shareholders after his or her election as a member of the Committee. However, any member of the Committee may be removed or replaced at any time by the Board and shall cease to be a director.

      o The Committee shall appoint one of its members to act as Chairman of the Committee. The Chairman will appoint a secretary who will keep minutes of all meetings (the "Secretary"). The Secretary need not be a member of the Committee or a director and can be changed by simple notice from the Chairman.

      o The time at which and the place where the meetings of the Committee shall be held, the calling of meetings and the procedure in all respects of such meetings shall be determined by the Committee, unless otherwise provided for in the by-laws of the Corporation or otherwise determined by resolution of the Board.

      o The members of the Committee shall be entitled to receive such remuneration for acting as members of the Committee as the Board may from time to time determine.

      o It is understood that in order to properly carry out its responsibilities, the Board of Directors on behalf of the Committee may retain outside consultants at the expense of the Corporation if appropriate, so long as it notifies the Corporate Secretary of the Corporation in each instance.

      o The Committee may form and delegate authority to subcommittees when appropriate.


III.  MEETINGS

      o The Committee will meet as many times as is necessary to carry out its responsibilities but in no event will the Committee meet less than twice a year.


IV.   AUTHORITY AND RESPONSIBILITIES

To fulfill its responsibilities with respect to compensation matters, the Committee shall:

      o Review and approve on an annual basis corporate goals and objectives relevant to Chief Executive Officer ("CEO") compensation, evaluate the CEO's performance in light of those goals and objectives and set


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          the  CEO's  compensation  level  based  on  this   evaluation.(1)  In
          determining the long-term incentive component of CEO compensation, the Committee will also consider, among such other factors as it may deem relevant, the Corporation's performance, shareholder returns, the value of similar incentive awards to chief executive officers at comparable companies and the awards given to the CEO in past years.

      o To review and approve on an annual basis with respect to the annual compensation of all senior officers(2), after reviewing the recommendations of the CEO's review of the salary structure, the short-term and long-term incentive compensation programs for all employees, including the performance goals for eligibility to participate in such programs and the apportionment of compensation among salary and short-term and long-term incentive compensation

      o To review and approve, on behalf of the Board of Directors (the "Board") or in collaboration with the Board, as applicable, on the basis of the attribution authorized by the Board, to whom options to purchase shares of the Corporation, RSU's or DSU's shall be offered as the case may be and if so, the terms of such options, RSU's or DSU's in accordance with the terms of the Corporation's Long Term Incentive Plan or the Defered Share Unit Plan provided that no options, RSU's or DSU's shall be granted to members of this Committee without the approval of the Board.

      o To annually review and report to the Board on organizational structure and to ensure that senior management has developed a succession plan for the CEO and the CEO's direct reports and to review such report with senior management.

      o To recommend to the Board from time to time the remuneration to be paid by the Corporation to directors.

      o Make recommendations to the Board with respect to the Corporation's incentive compensation plans and equity-based plans.



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(1)   Please note that Nasdaq requires Committee approval of CEO compensation.

(2) Please note that Nasdaq requires Committee approval of executive officer compensation.


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


      o Prepare the report required by the Securities and Exchange Commission to be included in the Corporation's annual proxy statement.

      o Make recommendations to the Board with respect to membership on committees of the Board.

      o Identify individuals qualified to become members of the Board, the Committee may conduct background checks respecting such individuals as it wishes to recommend to the Board as a director nominee and recommend that the Board select the director nominees for the next annual meeting of shareholders.(3)

      o   Make   recommendations   to  the  Board  with  respect  to  potential
          successors to the Chief Executive Officer.

      o Receive comments from all directors as to the Board's performance and report annually to the Board with an assessment of the Board's performance.

      o Prepare and recommend to the Board a set of corporate governance guidelines applicable to the Corporation. Review and reassess the adequacy of such guidelines annually and recommend to the Board any changes deemed appropriate by the Committee.

      o Maintain an orientation program for new directors and continuing education programs for directors.

      o Review and reassess the adequacy of this Charter annually and recommend to the Board any changes deemed appropriate by the Committee.

      o   Review its own performance annually.

      o   Report regularly to the Board.

      o Perform any other activities consistent with this Charter, the Corporation's by-laws and governing law, as the Committee or the Board deems necessary or appropriate.


V.    RESOURCES

      o The Board of Directors on behalf of the Committee shall have the sole authority to retain or terminate consultants to assist the Committee in the evaluation of director, CEO or senior executive compensation and to be used to identify director candidates and the authority to retain other professionals to assist it with any background checks.

      o The Board of Directors on behalf of the Committee shall have the sole authority to determine the terms of engagement and the extent of funding necessary for payment of compensation to any consultant retained to advise the Committee and the extent of funding necessary for payment of compensation to any search firm and the authority to determine the extent of funding necessary for payment of compensation to any other professionals retained to advise the Committee.




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(3)   Please  note  that  Nasdaq  requires   Committee   approval  of  director
      nominations.


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